AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 to THE REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made as of January 20, 2017 by and among PURE Bioscience, Inc., a Delaware corporation (the “Company”) and each of the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company and the Purchasers have previously entered into that certain Registration Rights Agreement, dated December 1, 2016 (the “Registration Rights Agreement”);

WHEREAS, the Company and the Purchasers desire to amend the Registration Rights Agreement to extend the Filing Date of the Initial Registration Statement (each as defined in the Registration Rights Agreement);

WHEREAS, pursuant to Section 6(f) of the Registration Rights Agreement, the Registration Rights Agreement may be amended only with the written consent of (i) the Company and (ii) the Holders of at least a majority in interest of the then outstanding Registrable Securities; and

WHEREAS, the undersigned constitute the Holders of a majority of the Registrable Securities held by all Holders under the Registration Rights Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to the following:

1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Registration Rights Agreement, as applicable.

2. Amendments.

2.1 The definition of “Filing Date” shall be amended and restated in its entirety to read as follows:

““Filing Date” means, with respect to the Initial Registration Statement required hereunder, the earlier of (i) 30th calendar day following the final closing date in the offering pursuant to Company’s Confidential Private Offering Memorandum dated October 3, 2016, as amended or supplemented from time to time, or (ii) February 6, 2017 and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.”

3. Effect of Amendment. Except as amended as set forth above, the Registration Rights Agreement shall continue in full force and effect.

4. Counterparts. This Amendment may be signed in counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same document.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (excluding the choice of law rules thereof).

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Registration Rights Agreement as of the date first written above.

PURE BIOSCIENCE, INC.

By:
Name:
Title:

Signature Page to Amendment No. 1 to the
Registration Rights agreement for Pure Bioscience, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Registration Rights Agreement as of the date first written above.

HOLDERS:

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

Signature Page to Amendment No. 1 to the
Registration Rights agreement for Pure Bioscience, Inc.